UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2009

Commission file number 000-51384

InterMetro Communications, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	88-0476779
(State of Incorporation)	(IRS Employer Identification No.)

2685 Park Center Drive, Building A,
Simi Valley, California 93065
(Address of Principal Executive Offices) (Zip Code)

(805) 433-8000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

InterMetro Communications, Inc., and its subsidiaries, (the "Company") has entered into an extension ("Extension") of its agreements, as amended (originally dated April 30, 2008 and known as the "Agreements"), with Moriah Capital, L.P. ("Moriah").

Pursuant to the Agreements, as amended, the Company is permitted to borrow an amount not to exceed 120% of its eligible accounts (as defined in the Agreements), net of all taxes, discounts, allowances and credits given or claimed, up to $2,575,000.  The percentage of eligible accounts is reduced to 100% on August 1, 2009 and further reduced to 85% on October 1, 2009.    As of today, pursuant to the Agreements, the Company has borrowed $2,575,000. The Company's obligations under the loans are secured by all of the assets of the Company, including but not limited to accounts receivable; provided, however, that Moriah's lien on the collateral other than accounts receivable (as such terms are defined in the Agreements) are subject to the prior lien of the holders of the Company's outstanding secured notes. The Agreements include covenants that the Company must maintain, including financial covenants pertaining to cash flow coverage of interest and fixed charges, limitations on the ratio of debt to cash flow and limitations on the amount of current liabilities.

Pursuant to the Extension, the availability of loan amounts under the Agreements is now extended to expire on January 31, 2010. Annual interest on the loans is equal to the greater of (i) the sum of (A) the Prime Rate as reported in the "Money Rates" column of The Wall Street Journal, adjusted as and when such Prime Rate changes plus (B) 4% or (ii) 10%, and shall be payable in arrears prior to the maturity date, on the first business day of each calendar month, and in full on the January 31, 2010.

Subject to certain conditions and limitation, the Company can terminate the ability to fund loans under the Agreements at any time if there are no loans outstanding.

As part of the Agreements, as amended, Moriah has received warrants to purchase 6,000,000 shares of the Company's common stock with an exercise price of $1.00 which expire on April 30, 2015. These warrants are now being re-priced with an exercise price of $0.25.  The Company has also granted Moriah an option as part of the Agreements pursuant to which Moriah can sell 2,000,000 of the warrants back to the Company for $437,500 (or $375,000 if all outstanding obligations are indefeasibly paid in full by InterMetro on or before October 31, 2009) at any time during the 30 day period commencing on the earlier of the prepayment in full of all loans or January 31, 2010.   In addition, as part of the Extension, Moriah also received additional warrants to purchase 1,000,000 shares of the Company's common stock with an exercise price of $0.01, which expire on May 27, 2016.

In addition to the foregoing, as part of the transaction, there was an agreement entered into between the Company, Moriah and the Company's existing secured note holders which governs the administration of the collateral for the Agreements.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above.

Item 3.02  Unregistered Sales of Equity Securities

See Item 1.01 above.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERMETRO COMMUNICATIONS, INC.

Dated: June 9, 2009	By:	/s/ David Olert
David Olert
Chief Financial Officer (principal accounting officer)